Exhibit 3.23

EXHIBIT A

RESTATED

CERTIFICATE OF INCORPORATION

OF

PRICE PFISTER, INC.

FIRST: The name of the Corporation is Price Pfister, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having a par value of one penny ($ .01).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

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SEVENTH: The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

EIGHTH: whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:30 PM 11/27/2000 001590531 – 2009134

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRICE PFISTER, INC.

Price Pfister, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH thereof and inserting the following in lieu thereof:

“FOURTH: (1) The total number of shares of stock which the corporation shall have authority to issue is 636 and the shares shall be divided into two classes as follows: (a) 100 shares shall be Common Stock, par value $.01 per share (the “Common Stock”) and (b) 536 shares shall be Class A Preferred Stock, par value $.01 per share (the “Class A Preferred Stock”). The designations, preferences, privileges, rights and voting powers, and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

(2) Dividends and Distribution.

(a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the corporation ranking prior and superior to the shares of Class A Preferred Stock with respect to dividends, the holders of shares of Class A Preferred Stock, in preference to the holders of shares of any class or series of stock of the corporation ranking junior to the Class A Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash on the 30th day of June, in each year (each such date being referred to herein as an “Annual Dividend Payment Date”), commencing on the first Annual Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, at an annual rate per share equal to 7.50% of $500,000 (the “Initial Purchase Price”).

(b) Dividends shall accrue on a daily basis from the date of issuance thereof, Accrued but unpaid dividends shall be cumulative but shall not bear interest. Dividends paid on the shares of Class A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(c) Subject to applicable law and Article FOURTH Section 4(a)(i), dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(3) Voting Rights.

(a) The holders of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, except as may be provided in this Certificate of Incorporation or as requited by law.

(b) Except as otherwise required by law, the holders of Class A Preferred Stock shall not be entitled to vote. The number of authorized shares of Class A Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

(4) Certain Restrictions.

(a) Whenever annual dividends payable on the Class A Preferred Stock as provided in Section (2) arc in arrears, thereafter and until all such arrearages on shares of Class A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, except dividends paid ratably on the Class A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares arc then entitled; or

(iii) purchase or otherwise acquire for consideration any shares of Class A Preferred Stock, or any shares of stock ranking on a parity with the Class A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Class A Preferred Stock, or to such holders and holders of any such shares ranking on a parity Therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (a) of this Article FOURTH Section (4), purchase or otherwise acquire such shares at such time and in such manner.

(5) Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock unless, prior thereto, the holders of shares of Class A Preferred Stock shall have received an amount per share (the “Class A Liquidation Preference”) equal to the Initial Purchase Price plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of such payment.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Class A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the corporation, if any, that rank on a parity with the Class A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Class A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(c) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights of the holders of any outstanding Class A Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

(d) Neither the merger or consolidation of the corporation into or with another entity nor the merger or consolidation of any other entity into or with the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Article FOURTH Section (5).

(6) No Redemption. Shares of Class A Preferred Stock shall not be subject to redemption by the corporation.

(7) Ranking. The Class A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Price Pfister, Inc. has caused this Certificate to be executed by its duly authorized officer on this 14th day of Nov., 2000.

PRICE PFISTER, INC.

By:	/s/ Charles E. Fenton
Name: Charles E. Fenton
Office: Vice President and Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 03/27/2001 010150321 – 2009134

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRICE PFISTER, INC.

Price Pfister, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Section (3) of Article Fourth and inserting the following in lieu thereof:

“(3) Voting Rights.

(a) Except as otherwise provided by the Certificate of Incorporation or bylaws of the Corporation or by law, the holders of the Common Stock will be entitled to one vote per share on all matters submitted to a vote of the stockholders of the Corporation.

(b) The holders of shares of Class A Preferred Stock shall have the following voting rights:

(i) Each holder of shares of Class A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation.

(ii) The holders of shares of Class A Preferred Stock and the holders of shares of Common Stock (and holders of shares of any other class or series of the capital stock of the Corporation entitled to vote thereon in the same manner) shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation except in cases where a separate or an additional vote or consent of the holders of the shares of Class A Preferred Stock, voting separately as a single class from the holders of any other class or series of the capital stock of the Corporation, shall be required by the Certificate of Incorporation or bylaws of the Corporation or by law; in which cases, the requirement for any such separate or additional vote or consent shall apply in addition to the single class vote of the holders of shares of Class A Preferred Stock and the holders of shares of Common Stock (and holders of shares of any other class or series of the capital stock of the Corporation entitled to vote thereon in the same manner).

(iii) With respect to all matters as to which holders of shares of Class A Preferred Stock shall vote together with the holders of shares of Common Stock (and holders of shares of any other class or series of the capital stock of the Corporation entitled to vote thereon in the same manner) as a single class, the aggregate number of shares of Class A Preferred Stock at the time outstanding shall be entitled to cast an aggregate number of votes that will represent 5% of all the votes entitled to be cast on such matter. Each share of Class A Preferred Stock shall entitle the holder thereof to a number of votes per share that shall be adjusted from time to time in order to give effect to the preceding sentence and, in connection with any such matter submitted to a vote of stockholders of the Corporation, that number of votes per share shall be determined as of the record date established by the Board of Directors for any meeting called for consideration thereof. With respect to all matters as to which holders of shares of Class A Preferred Stock shall vote separately as a single class from the holders of any other class or series of the capital stock of the Corporation, each share of Class A Preferred Stock shall entitle the holder thereof to cast one vote per share on such matters.

(iv) Except to the extent they are entitled to vote with holders of shares of Common Stock (and holders of shares of any other class or series of the capital stock of the Corporation entitled to vote thereon in the same manner) on all matters submitted to a vote of the stockholders of the Corporation as set forth in this Section (3)(b), or as otherwise provided in the Certificate of Incorporation or bylaws of the Corporation or by law, holders of shares of Class A Preferred Stock shall have no special voting rights and their consent shall not be required.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 23rd day of March, 2001.

PRICE PFISTER, INC.

By:	/s/ Charles E. Fenton
Charles E. Fenton
Vice President and Assistant Secretary